UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

95441
(Zip Code)

3250 Highway 128 East
Geyserville, California
(Address of principal executive offices)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 21, 2011, River Rock Entertainment Authority (the “Authority”) announced that its offer to exchange its 9¾% Senior Notes due 2011 (the “Existing Notes”) expired at 12:00 Midnight (New York City time) on December 19, 2011 and that the Authority had received as of that time valid tenders of an aggregate principal amount of Existing Notes of $196,393,000, which represents 98.20% of the total principal amount of outstanding Existing Notes.  The Authority also announced the principal amount of new 9% Series A Senior Notes due 2018 and new 8% tax-exempt Series B Senior Notes due 2018 that the Authority issued, together with the amount of cash the Authority paid, in the aggregate and with respect to each $1,000 principal amount of Existing Notes tendered and accepted for exchange on the exchange date, December 21, 2011.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Authority’s offer and consent solicitation was made under Section 3(a)(9) of the Securities Act of 1933, as amended, pursuant to an offering circular and consent solicitation statement and a related letter of transmittal and consent (collectively and, together with any amendment thereto, the “Offer Documents”), which have been furnished to the holders of the Existing Notes. The Offer Documents set forth the complete terms of the offer and consent solicitation. The Offer Documents contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011
River Rock Entertainment Authority

	By:	/s/ David Fendrick
David Fendrick
Chief Executive Officer